Exhibit 99.1

  Certification of the Chief Executive Officer Pursuant to Section 906 of the
                          Sarbanes-Oxley Act of 2002.

In connection with this quarterly report on Form 10-Q (the "report") of Options Talent Group (the "Company"). I, Mark Tolner, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     Date:  December 23, 2002



                                    /s/    MARK TOLNER
                                   -----------------------
                                   Mark Tolner
                                   Chief Executive Officer